ARTICLES OF AMENDMENT
                                       OF
                           PRUDENTIAL WORLD FUND, INC.

      Prudential World Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Charter of the Fund is hereby amended to provide as follows:

            The names of "Global Series" and "International Stock Series" of capital stock of the Corporation are hereby changed to "Prudential Global Growth Fund" and "Prudential International Value Fund," respectively.

      SECOND: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

      THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by Section 2-605(a)(2) of the Maryland General Corporation Law.

      FOURTH: These Articles shall become effective upon filing.

      IN WITNESS WHEREOF, PRUDENTIAL WORLD FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on December 22, 1999.

                                       PRUDENTIAL WORLD FUND, INC.


                                       By: /s/ John R. Strangfeld
                                           ----------------------
                                               John R. Strangfeld
                                               President

ATTEST:

By: /s/ Robert C. Rosselot
    ----------------------
        Robert C. Rosselot
        Secretary

      THE UNDERSIGNED, President of Prudential World Fund, Inc., who executed on behalf of said Corporation the forgoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said
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Corporation the foregoing Articles of Amendment to be the corporate act of said
Corporation, and further verifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                       By: /s/ John R. Strangfeld
                                           ----------------------
                                               John R. Strangfeld
                                               President